Securities and Exchange Commission

Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Innovator ETFs Trust
(Exact name of registrant as specified in its charter)
Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
120 North Hale Street, Suite 200 Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $.01 par value per share, of Innovator S&P 500 Buffer ETF – January Innovator S&P 500 Power Buffer ETF – January Innovator S&P 500 Ultra Buffer ETF – January	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- ☐

Securities Act registration statement file number to which this form relates: 333-146827

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the Innovator S&P 500 Buffer ETF – January, Innovator S&P 500 Power Buffer ETF – January and Innovator S&P 500 Ultra Buffer ETF – January (the “Funds”), each a series of the Innovator ETFs Trust (the “Registrant”). An application for listing of the Shares of the Funds has been filed with and approved by Cboe BZX Exchange, Inc. A description of the Shares is contained in each Fund’s prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-146827 and 811-22135), filed with the Securities and Exchange Commission on October 12, 2018. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Innovator ETFs Trust

By:	/s/ H. Bruce Bond
H. Bruce Bond President

December 19, 2018